Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-204796, 333-189009, 333-182051, 333-167290, 333-139063, 333-41352) of Raven Industries, Inc. of our report dated March 31, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 22, 2019